Exhibit 99.1

Equillium Reports Second Quarter 2026 Financial Results and Recent Corporate Highlights

Phase 1 proof-of-mechanism study of EQ504 initiation expected in Q4 2026, with data expected approximately six months thereafter

Cash and cash equivalents of $57.2 million expected to fund operations into 2029

LA JOLLA, California, August 13, 2026 – Equillium, Inc. (Nasdaq: EQ), a clinical-stage biotechnology innovator with a mission to develop highly impactful therapies to treat severe autoimmune and inflammatory disorders, today reported financial results for the second quarter ended June 30, 2026, and provided a corporate update highlighting continued progress in support of EQ504, its potent and selective aryl hydrocarbon receptor (AhR) modulator.

“We continue to make meaningful progress advancing EQ504 toward the clinic," said Bruce Steel, Chief Executive Officer of Equillium. "Our colon-targeted formulated product has been manufactured, and we plan to submit the dossier for our Phase 1 study in Australia imminently. We expect to initiate this study in the fourth quarter of 2026 and report topline data approximately six months thereafter. The study is designed as a conventional randomized, double-blind, placebo-controlled single and multiple ascending dose study (SAD/MAD) in healthy volunteers, focused on safety, tolerability, pharmacokinetics and pharmacodynamics to assess proof of mechanism. Subject to supportive Phase 1 data, we anticipate expeditiously initiating a placebo-controlled study to assess the safety, tolerability, and efficacy of EQ504 in patients with moderately to severely active ulcerative colitis. Key study parameters are intended to leverage other AhR modulator clinical datasets in ulcerative colitis to facilitate an efficient patient proof-of-concept study.”

Recent Corporate & Clinical Highlights:

•
Advancing EQ504 toward the clinic, with the Phase 1 proof-of-mechanism study expected to initiate in the fourth quarter of 2026, and topline data anticipated approximately six months thereafter.
•
Initiated IND-enabling development activities for EQ504 as a potential inhaled therapy to treat inflammatory lung diseases.
•
Initiated IND-enabling development activities for EQ302, an oral, bi-specific inhibitor of IL-15 and IL-21, intended to be developed for celiac disease.
•
Established a Clinical Advisory Board chaired by Professor Bruce Sands, M.D. (Chair, Feinstein IBD Clinical Center, Mount Sinai) to guide the design and execution of the EQ504 clinical program in ulcerative colitis.

Second Quarter 2026 Financial Results

Cash and cash equivalents totaled $57.2 million as of June 30, 2026, compared to $61.3 million as of March 31, 2026. Equillium believes that its cash and cash equivalents on the balance sheet as of June 30, 2026, are capable of funding its currently planned operations into 2029.

Research and development (R&D) expenses for the second quarter of 2026 were $2.8 million, compared with $4.1 million for the same period in 2025.

General and administrative (G&A) expenses for the second quarter of 2026 were $2.4 million, compared with $2.1 million for the same period in 2025.

Net loss for the second quarter of 2026 was $4.7 million, or $(0.04) per basic and diluted share, compared with a net loss of $5.7 million, or $(0.16) per basic and diluted share for the same period in 2025.

About EQ504

EQ504 is an investigational potent and selective aryl hydrocarbon receptor (AhR) modulator with a multi-modal, non-immunosuppressive mechanism of action designed to be complementary to other inflammation and immunology agents. AhR is critical to barrier organ tissue physiology and immunology, maintaining barrier function and promoting tissue repair and regeneration, while regulating resident immune cells with anti-inflammatory responses. EQ504’s preclinical properties provide the potential for targeted, local delivery via enteric coating for the treatment of ulcerative colitis and other gastrointestinal diseases or inhaled formulations for the treatment of inflammatory lung diseases.

About Equillium
Equillium is a biotechnology innovator with a mission to develop highly impactful therapies to treat severe autoimmune and inflammatory disorders.

For more information, visit www.equilliumbio.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future”, “potential” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited to, statements regarding Equillium’s plans and strategies with respect to the advancement of EQ504 toward the clinic; the timing for the submission of Equillium’s dossier for its Phase 1 study in Australia, the timing of the initiation of the study, and the timing for the reporting of topline data from the study, if initiated; Equillium’s initiation of a placebo-controlled study to assess the safety, tolerability, and efficacy of EQ504 in patients, and the timing of the study if initiated; Equillium’s ability to leverage other AhR modulator clinical datasets in ulcerative colitis to facilitate an efficient proof-of-concept study; Equillium’s development of EQ504 as a potential inhaled therapy to treat inflammatory lung diseases; Equillium’s development of EQ302 for celiac disease; and the ability of Equillium’s cash runway to fund its currently planned operations into 2029. Because such statements are subject to risks and uncertainties, many of which are outside of Equillium’s control, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: Equillium’s ability to raise additional capital on terms acceptable to Equillium, or at all; Equillium’s ability to continue as a going concern; Equillium’s ability to execute its plans and strategies, and to execute its plans and strategies within its budgets; risks related to performing clinical and pre-clinical studies; whether the results from clinical and pre-clinical studies will validate and support the safety and efficacy of Equillium’s product candidates; changes in the competitive landscape; and changes in Equillium’s strategic plans. These and other risks and uncertainties are described more fully under the caption "Risk Factors" and elsewhere in Equillium's filings and reports, which may be accessed for free by visiting the Securities and Exchange Commission’s website and on Equillium’s website under the heading “Investors.” Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. All forward-looking statements contained in this press release speak only as of the date on which they were made. Equillium undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact
PJ Kelleher
LifeSci Advisors, LLC
+1-617-430-7579
pkelleher@lifesciadvisors.com

Equillium, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)
	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$57,164	$30,277
Prepaid expenses and other assets	1,027	952
Operating lease right-of-use assets	475	658
Total assets	$58,666	$31,887
Current liabilities
Accounts payable and other current liabilities	$2,478	$2,934
Total current liabilities	2,478	2,934
Long-term operating lease liabilities	172	356
Total liabilities	2,650	3,290
Total stockholders' equity	56,016	28,597
Total liabilities and stockholders' equity	$58,666	$31,887

Equillium, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$2,749	$4,083	$5,740	$10,007
General and administrative	2,406	2,145	5,025	5,091
Total operating expenses	5,155	6,228	10,765	15,098
Loss from operations	(5,155)	(6,228)	(10,765)	(15,098)
Total other income, net	462	489	761	705
Net loss	$(4,693)	$(5,739)	$(10,004)	$(14,393)
Net loss per share, basic and diluted	$(0.04)	$(0.16)	$(0.10)	$(0.40)
Weighted-average number of common shares outstanding, basic and diluted	111,805,635	35,719,317	104,085,316	35,653,455